UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FIFTH THIRD BANCORP	FIFTH THIRD CAPITAL TRUST VI
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Ohio	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

31-0854434	31-6677722
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

38 Fountain Square Plaza Cincinnati, Ohio	c/o Fifth Third Bank 38 Fountain Square Plaza Cincinnati, Ohio
(Address of principal executive offices)	(Address of principal executive offices)

45263	45263
(Zip Code)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-141560 and 333-141560-03

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.25% Trust Preferred Securities of Fifth Third Capital Trust VI	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions set forth under the sections “Description of the Trust Preferred Securities,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee,” “Relationship Among Trust Preferred Securities, Junior Subordinated Notes and Guarantee,” “Replacement Capital Covenant” in the final prospectus supplement dated October 23, 2007, filed with the Securities and Exchange Commission on October 25, 2007, in connection with the automatic shelf registration statement on Form S-3 (Nos. 333-141560 and 333-141560-03) of Fifth Third Bancorp and Fifth Third Capital Trust VI (the “Registration Statement”), filed on March 26, 2007, as amended, are incorporated herein by reference.

Item 2.	Exhibits

Exhibit Number	Description

4.1	Amended and Restated Declaration of Trust of Fifth Third Capital Trust VI dated as of October 30, 2007 among Fifth Third Bancorp, as Sponsor, Wilmington Trust Company, as Property Trustee, and Wilmington Trust Company, as Delaware Trustee and the Administrative Trustees.

4.2	Guarantee Agreement dated as of October 30, 2007 for Fifth Third Capital Trust VI, between Fifth Third Bancorp and Wilmington Trust Company.

4.3	Junior Subordinated Indenture dated as of March 20, 1997 between Fifth Third Bancorp and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Fifth Third Bancorp’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 1997).

4.4	Third Supplemental Indenture dated as of October 30, 2007 between Fifth Third Bancorp and Wilmington Trust Company.

4.5	Certificate dated as of October 30, 2007 representing the $500,000,000 in aggregate liquidation amount of 7.25% Trust Preferred Securities of Fifth Third Capital Trust VI.[1]

4.6	$862,510,000 7.25% Junior Subordinated Note dated as of October 30, 2007 of Fifth Third Bancorp.

4.7	Certificate of Trust of Fifth Third Capital Trust VI (incorporated by reference to Exhibit 4(l) to Fifth Third Bancorp’s Form S-3 (Reg. No 333-86360) filed with the Securities and Exchange Commission on April 16, 2002).

[1]	Issuer also entered into an identical certificate on October 30, 2007 representing $362,500,000 in aggregate liquidation amount of 7.25% Trust Preferred Securities of Fifth Third Capital Trust VI.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

FIFTH THIRD BANCORP

	By:	/s/ PAUL L. REYNOLDS
Date: October 30, 2007		Paul L. Reynolds
Executive Vice President, General Counsel and Secretary

FIFTH THIRD CAPITAL TRUST VI

	By:	Fifth Third Bancorp as Depositor

	By:	/s/ PAUL L. REYNOLDS
Date: October 30, 2007		Paul L. Reynolds
Executive Vice President, General Counsel and Secretary

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